SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2010

Nu Horizons Electronics Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

This Form 8-K is being filed pursuant to a memorandum of understanding regarding the settlement of certain litigation relating to the Agreement and Plan of Merger, dated as of September 19, 2010, by and among Arrow Electronics, Inc. (“Arrow”), Neptune Acquisition Corporation, Inc., a newly-formed, wholly-owned subsidiary of Arrow (“Merger Sub”), and Nu Horizons Electronics Corp. (the “Company,” “Nu Horizons,” “we,” “us” or “our”).

Settlement of Certain Litigation

As previously disclosed at pages 48-49 of the definitive proxy statement of the Company, dated October 27, 2010, under the heading “The Merger—Litigation Challenging the Merger,” the Company, members of its board of directors, Merger Sub and Arrow were named as defendants in four class actions purportedly filed on behalf of the Company’s stockholders challenging the proposed merger. On October 14, 2010, the four class actions were consolidated in the New York Supreme Court, Suffolk County before the Hon. Elizabeth H. Emerson under the caption In re Nu Horizons Shareholder Litigation. On October 19, 2010, the Court (Emerson, J.) appointed the law firms of Robbins Geller Rudman & Dowd, LLP, Robbins Umeda, LLP, and Levy & Korsinsky, LLP as Co-Lead Counsel for the plaintiffs in the consolidated action.  Discovery commenced, the defendants produced a large quantity of documents to the plaintiffs, and the plaintiffs’ counsel reviewed these documents.  Based on this discovery, the plaintiffs’ counsel concluded that there were certain additional disclosures that they believed the defendants should make in connection with the proposed transaction.  While the defendants believe that the original proxy statement disclosed all material facts concerning the proposed transaction, the defendants agreed to make those additional disclosures in order to settle the consolidated action and avoid the burden, expense and uncertainty of further litigation.

Following is the additional information that is being mailed to the stockholders in connection with the settlement of the above-described litigation.

2

NU HORIZONS ELECTRONICS CORP.

70 Maxess Road

Melville, New York 11747

November 15, 2010

Dear Fellow Stockholders:

On or about October 29, 2010, Nu Horizons Electronics Corp. (the “Company,” “Nu Horizons,” “we,” “us” or “our”) first began mailing to you a proxy statement dated October 27, 2010 (the “Proxy Statement”) regarding its special meeting of stockholders. At the special meeting, stockholders will vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 19, 2010, by and among Arrow Electronics, Inc. (“Arrow”), Neptune Acquisition Corporation, Inc., a newly-formed, wholly-owned subsidiary of Arrow, and Nu Horizons (the “Merger Agreement”). The meeting is scheduled for Tuesday, December 7, 2010 at 10:00 a.m. at the Hilton Long Island/Huntington, 598 Broadhollow Road, Melville, New York.

As described in the Proxy Statement, four stockholders commenced class actions challenging the merger, which actions were consolidated in the New York Supreme Court, Suffolk County under the caption In re Nu Horizons Shareholder Litigation; the consolidated class action was pending at the time that we mailed the Proxy Statement. Since the mailing of the Proxy Statement, we, the plaintiffs and Arrow have agreed to settle the pending litigation and permit the stockholder vote on the merger to take place as scheduled following our delivery of certain supplemental disclosures, which are attached to this letter. While the board of directors believes that the original Proxy Statement contained all necessary disclosures concerning the proposed merger, the board of directors concluded that it was advisable to make the supplemental disclosures in order to eliminate any possibility that the stockholder vote would not go forward as scheduled.

The supplemental disclosures should be read in conjunction with the Proxy Statement.

These additional disclosures will not affect the timing of the special meeting of stockholders of Nu Horizons to vote upon the proposal to adopt the Merger Agreement and to approve the merger.

After careful consideration, Nu Horizons’ board of directors has unanimously determined that the Merger Agreement and the transactions contemplated thereby (including the merger) are advisable and fair to, and in the best interests of, Nu Horizons’ stockholders, and has approved the Merger Agreement and the transactions contemplated thereby, including the merger. Therefore, our board of directors unanimously recommends that you vote FOR the adoption of the Merger Agreement.

YOUR VOTE IS VERY IMPORTANT. We have enclosed an additional proxy card. If you have already voted in favor of the proposal to adopt the Merger Agreement and do not want to change your vote, you need do nothing; if you’ve voted already and want to change your vote, you may use this card to do so or you may otherwise vote your shares by telephone or via the Internet in accordance with the instructions on the proxy card; if you haven’t voted already, please do so now.

Sincerely,

Arthur Nadata Chairman of the Board

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

In connection with the settlement of certain outstanding stockholder litigation as described in the preceding letter to stockholders, the Company has agreed to make these supplemental disclosures to the Proxy Statement dated October 27, 2010. This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety.

Background of the Merger

The following disclosure supplements the discussion at pages 21-22 related to the initial contact by Strategic Party A and Arrow.

Arrow approached the Company through Mr. Polimeni in the context of general business discussions between Mr. Polimeni and Arrow’s Chief Financial Officer concerning, among other things, the termination of Xilinx’s relationship with the Company. From 1986 to 1990, Mr. Polimeni served as Chief Financial Officer of Arrow and from 1981 to 1982 and from 1983 until 1986 he was employed by Arrow in various management positions, including General Manager of Arrow’s Systems Group. Since Mr. Polimeni left Arrow’s employ 20 years ago, he has remained in contact with certain of Arrow’s employees and executive officers.

The following disclosure supplements the discussion at page 22 related to the formation of the strategic committee.

The board appointed Messrs. Polimeni, Gardner, Bilodeau, Novick and Siegel to serve as the members of the strategic committee because each of them was an independent, disinterested director who was not a member of management or an employee of the Company. The board believed that each of Messrs. Polimeni, Gardner, Bilodeau, Novick and Siegel would effectively represent the interests of the unaffiliated stockholders.

The following disclosure supplements the discussion at page 22 related to the selection of Houlihan Lokey to act as financial advisor.

The strategic committee did not seriously consider hiring Morgan Stanley, which had previously served as Nu Horizons’ financial advisor in 2007 and 2008, because the individual who led the Morgan Stanley team for Nu Horizons was no longer with that firm and the Company was advised by Morgan Stanley that the transaction was below their current size criteria. Consequently, the strategic committee conducted an interview process of potential financial advisors, following which the strategic committee selected Houlihan Lokey to act as the financial advisor to the Company and the strategic committee. The strategic committee selected Houlihan Lokey for a variety of reasons, including its knowledge of the industry; the prior favorable dealings that certain members of the strategic committee had with members of the Houlihan Lokey team; and Houlihan Lokey’s reputation.

Interests of the Company’s Executive Officers and Directors in the Merger

The following disclosure supplements the discussion at pages 44-45 concerning equity-based compensation payments to be received by the Company’s executive officers and directors upon completion of the merger.

During the time that the Company was negotiating with Arrow and Strategic Party A with respect to a potential merger transaction, the board determined that it was advisable to adopt the 2010 Outside Directors’ Stock Incentive Plan to provide for the continued ability to induce qualified individuals to serve as non-employee directors of Nu Horizons in the event that the board did not determine that a merger was advisable and fair to, and in the best interests of, Nu Horizons’ stockholders. Accordingly, the board approved the 2010 Outside Directors’ Stock Incentive Plan and submitted the 2010 Outside Directors’ Stock Incentive Plan to the stockholders for approval at the 2010 annual meeting of stockholders held on July 29, 2010. At the 2010 annual meeting of stockholders, the 2010 Outside Directors’ Stock Incentive Plan was adopted by the Company’s stockholders. To date, the board of directors of the Company has not granted stock options or other forms of equity-based incentive compensation pursuant to the 2010 Outside Directors’ Stock Incentive Plan.

Opinion of Nu Horizons’ Financial Advisor

The following disclosure supplements the discussion at pages 39-40 concerning the services performed, and fees received, by Houlihan Lokey in connection with the proposed acquisition of the Company by Arrow.

Aside from acting as a financial advisor to the Company in connection with the Company’s analysis of its strategic alternatives, including the merger, and rendering an opinion to its board of directors as to the fairness, from a financial point of view, of the consideration to be received by the holders of the Company’s common stock in the merger, Houlihan Lokey did not provide any other services to Nu Horizons. Houlihan Lokey has not previously provided services to Arrow. In connection with acting as the Company’s financial advisor, Houlihan Lokey has received a $25,000 retainer, a $75,000 fee for performing an analysis of the Company’s various strategic alternatives, a $200,000 fee in connection with providing the fairness opinion related to the merger and will, upon the closing of the merger, receive a fee of $1,500,000, less the $25,000 retainer previously paid.

One of the managing directors of Houlihan Lokey served as a director of Joy Global Inc. (“Joy Global”) at the same time that a director of Arrow served as chairman of the board of directors of Joy Global.

The following disclosure shall be substituted for the disclosure contained at pages 38-39.

The calculated multiples included: enterprise value as a multiple of (1) revenue, (2) EBITDA, and (3) net income, in each case, for the most recently reported twelve months for which financial information had been made public prior to the announcement of the transactions (which are referred to as “LTM Revenue,” “LTM EBITDA” and “LTM Net Income” respectively). The analysis indicated the following implied maximum, mean, median and minimum multiples for the selected transactions:

Transaction Value/
	Revenue LTM	EBITDA LTM	Net Income LTM
Maximum	0.5x	23.2x	18.4x
Mean	0.2x	9.1x	13.4x
Median	0.2x	7.4x	13.6x
Minimum	0.1x	5.0x	5.6x

Financial Projections

The following disclosure supplements the discussion at pages 40-42 concerning financial information provided to Arrow in connection with its due diligence review of the Company and to Houlihan Lokey in connection with its financial analysis of Nu Horizons.

The consolidated financial projections from our annual operating plan for fiscal year 2011 that the Company provided to Arrow and Houlihan Lokey are provided in the following table.

	Fiscal Year 2011 Quarter Ending				Fiscal Year Ending February 28,
	May 31	August 31	November 30	February 28	2011
Sales	$210,762,000	$158,100,000	$161,600,000	$157,100,000	$687,562,000
Cost of Sales	180,670,000	132,600,000	135,500,000	131,700,000	580,470,000
Selling, general & administrative expenses	24,917,000	23,300,000	24,100,000	23,300,000	95,617,000
	205,587,000	155,900,000	159,600,000	155,000,000	676,087,000
Operating income	5,175,000	2,200,000	2,000,000	2,100,000	11,475,000
Interest expense	648,000	800,000	700,000	600,000	2,748,000
Income before provision for income taxes and non-controlling interest	4,527,000	1,400,000	1,300,000	1,500,000	8,727,000
Provision for income taxes	986,000	600,000	700,000	700,000	2,986,000
Consolidated net income	3,541,000	800,000	600,000	800,000	5,741,000
Net income attributable to non-controlling interest	167,000	200,000	100,000	100,000	567,000
Net income attributed to Nu Horizons Electronics Corp.	$3,374,000	$600,000	$500,000	$700,000	$5,174,000
Net income per share Diluted	$0.18	$0.03	$0.03	$0.04	$0.28
Weighted averages shares outstanding Diluted	18,267,884	18,248,000	18,248,000	18,248,000	18,248,000

Our consolidated five-year financial projections for the fiscal years ending February 28 or 29, 2011 through 2015 that the Company provided to Houlihan Lokey are provided in the following table.

	Fiscal Year Ending February 28 or 29
	2011	2012	2013	2014	2015
Sales	$687,562,000	$653,300,000	$740,100,000	$840,500,000	$956,800,000
Cost of Sales	580,470,000	546,800,000	619,500,000	703,500,000	800,800,000
Selling, general & administrative expenses	95,617,000	97,300,000	105,700,000	116,100,000	129,600,000
	676,087,000	644,100,000	725,200,000	819,600,000	930,400,000
Operating income	11,475,000	9,200,000	14,900,000	20,900,000	26,400,000
Interest expense	2,748,000	2,000,000	2,300,000	2,500,000	2,800,000
Income before provision for income taxes and noncontrolling interest	8,727,000	7,200,000	12,600,000	18,400,000	23,600,000
Provision for income taxes	2,986,000	2,500,000	4,400,000	6,500,000	8,300,000
Consolidated net income	5,741,000	4,700,000	8,200,000	11,900,000	15,300,000
Net income attributable to noncontrolling interest	567,000	600,000	600,000	600,000	600,000
Net income attributed to Nu Horizons Electronics Corp.	$5,174,000	$4,100,000	$7,600,000	$11,300,000	$14,700,000
Net income per share Diluted	$0.28	$0.22	$0.41	$0.61	$0.80
Weighted average shares outstanding Diluted	18,248,000	18,380,000	18,430,000	18,430,000	18,430,000
EBITDA	$13,100,000	$11,000,000	$16,800,000	$22,800,000	$28,600,000

In developing our one-year and five-year financial projections, we made numerous assumptions about our industry, markets, products and ability to execute on our business plans. In particular, we made the following assumptions:

•                  The global economic recovery would continue and accelerate over time, resulting in increased revenues and profits in all regions.

•                  The current competitive landscape would remain materially unchanged.

•                  We would not make any significant acquisitions or divestitures.

•                  Sales in currencies other than the U.S. Dollar would be converted into U.S. Dollars using the applicable exchanges rates as of the date that the projections were prepared.

•                  We would not incur any significant restructuring and impairment costs.

The following projections are provided as a supplement to the Financial Projections contained at pages 40-42.

The following Free Cash Flow Analysis was prepared in connection with Houlihan Lokey’s financial analysis of Nu Horizons.(1)

Free Cash Flow Analysis

($ in millions)	FY2010 Actual	FY2011 Estimated	FY2012 Estimated	FY2013 Estimated	FY2014 Estimated	FY2015 Estimated
Total Net Revenue	$670.7	$687.6	$653.3	$740.1	$840.5	$956.8
Cost of Goods Sold	576.0	580.6	546.8	619.5	703.5	800.8
Gross Profit	94.7	107.1	106.5	120.6	137.0	156.0
Selling	48.3	51.7	54.3	59.6	65.6	72.3
G&A	40.6	43.8	42.9	46.1	50.5	57.3
EBIT	5.8	11.5	9.2	14.9	20.9	26.4
Depreciation & Amortization	1.8	1.6	1.8	1.9	2.0	2.2
EBITDA	7.5	13.1	11.0	16.8	22.8	28.6
Tax Expense	1.4	3.1	2.5	4.4	6.4	8.3
Capital Expenditures	1.4	1.5	1.5	1.5	1.5	1.5
Change, Working Capital (source) use	23.9	(4.2)	(1.7)	31.0	6.6	40.9
Adjusted Free Cash Flow	$(19.2)	$12.8	$8.7	$(20.2)	$8.3	$(22.0)

The following Calendar Year Projections were prepared for use in the selected companies analysis described on pages 36-37 of the Proxy Statement.

(1)                                  The discounted cash flow analysis described on page 39 of the Proxy Statement used tax expenses of $3.2, $5.2, $7.3 and $9.2 million in the estimates for fiscal years 2012 through 2015, respectively. These differences resulted from the fact that the Company estimates future taxes as a function of pre-tax income whereas Houlihan Lokey estimates future taxes as a function of EBIT.

Calendar Year Projections for 2010 and 2011

($ in millions)	CY2010 Estimated	CY2011 Estimated
Total Net Revenue	$717.5	$655.3
Cost of Goods Sold	$609.7	$548.7
Gross Profit	$107.7	$106.6
Selling	$52.0	$53.9
G&A	$43.2	$43.4
EBIT	$12.5	$9.2
Depreciation & Amortization	$1.5	$1.8
EBITDA	$14.0	$11.0
Tax Expense	$3.2	$2.7
Interest Expense	$2.7	$2.1
Minority Interest	$0.6	$0.5
Net Income	$6.0	$3.8
EPS	0.32	0.21

Forward-Looking Statements

Projections included herein are forward-looking statements and are based upon numerous assumptions about the Company, its business, customers, capital structure, the economy and several other factors. Actual events are difficult to predict and beyond our control. Actual events may differ materially from those assumed. Some important factors that could cause actual results to differ materially from those in any forward-looking statement include changes in interest rates, domestic and foreign business, market, financial and legal conditions. Accordingly, there can be no assurance that actual results will not be materially different than those estimated herein.

Additional Information about the Proposed Transaction and Where You Can Find It

In connection with the proposed transaction, Nu Horizons has filed the Proxy Statement with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain, without charge, a copy of the Proxy Statement, as well as other relevant documents containing important information about the Company and Arrow at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. The Company’s stockholders are also able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant documents when they become available by directing a request by mail or telephone to Nu Horizons Electronics Corp., 70 Maxess Road, Melville, New York 11747, Attention: Corporate Secretary, (631) 396-5000. Information about the Company’s directors and executive officers and other persons who may be participants in the solicitation of proxies from the Company’s stockholders is set forth in the Company’s Proxy Statement on Schedule 14A filed with the SEC on October 29, 2010.

If you have questions about the special meeting or the merger after reading the Proxy Statement, or if you would like additional copies of the Proxy Statement or the proxy card, you should contact Nu Horizons Electronics Corp., 70 Maxess Road, Melville, New York 11747, Attention: Corporate Secretary. You may call our proxy solicitor MacKenzie Partners toll-free at (800) 322-2885 (you may also call collect at (212) 929-5500).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nu Horizons Electronics Corp.
(Registrant)

Date: November 15, 2010	By:	/s/ Richard S. Schuster
	Name:	Richard S. Schuster
	Title:	Senior Executive Vice President